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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/X/ Definitive Information Statement

                 RiverSource International Managers Series, Inc.
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                (Name of Registrant As Specified In Its Charter)

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/X/  No fee required

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(1)  Title of each class of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(4)  Date Filed:

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                                                  (RIVERSOURCE INVESTMENTS LOGO)

                RIVERSOURCE PARTNERS INTERNATIONAL SMALL CAP FUND
                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

  NOTICE REGARDING SUBADVISER

     This information statement mailed on or about September 30, 2009, is being provided to the shareholders of RiverSource Partners International Small Cap Fund (the "Fund"), a series of RiverSource International Managers Series, Inc., in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund received from the Securities and Exchange Commission (the "SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or the "Investment Manager"), subject to approval of the Fund's Board of Directors (the "Board"), to retain a subadviser (or subadvisers) which RiverSource Investments believes is (are) best suited to achieve the Fund's investment objective.

     THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND NO ACTION IS REQUESTED ON YOUR PART. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

     RiverSource Investments, located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated April 10, 2008. The Fund currently has two subadvisers. Under the IMS Agreement, RiverSource Investments monitors the performance of subadvisers on an ongoing basis. Factors it considers with respect to each subadviser are, among others: the qualifications of the subadviser's investment personnel, its investment philosophy and process, and its long-term performance results (the "Subadviser Factors"). As compensation for its services, RiverSource Investments receives a management fee from the Fund and, from this management fee, RiverSource Investments pays each subadviser a subadvisory fee.

     Each subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement") under which the subadviser manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are consistent with Fund and RiverSource Investments' policies.

COLUMBIA WANGER ASSET MANAGEMENT, L.P. AND THE NEW SUBADVISORY AGREEMENT

     Prior to August 10, 2009, AIG Global Investment Corp. ("AIGGIC") served as one of the Fund's subadvisers, managing a portion of the Fund's assets. At a meeting of the Board on June 11, 2009, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "Independent Directors"), approved the recommendation of RiverSource Investments to terminate the subadvisory agreement with AIGGIC as a subadviser to the Fund and to approve a subadvisory agreement with Columbia Wanger Asset Management, L.P. ("Columbia WAM"), adding Columbia WAM as one of the subadvisers for the Fund.

     The recommendation to terminate AIGGIC and to hire Columbia WAM was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the subadvisers. Importantly, the recommendation to hire

Columbia WAM to manage a portion of the Fund's assets was based on an evaluation of the Subadviser Factors, among others, including RiverSource Investments' analysis that the investment strategy of Columbia WAM is complementary with the Fund's other subadviser, Batterymarch Financial Management Inc.
("Batterymarch").

     Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

ASSETS (BILLIONS)                                      ANNUAL RATE AT EACH ASSET LEVEL
-----------------                                      -------------------------------
First $0.25..........................................               1.120%
Next 0.25............................................               1.095
Next 0.25............................................               1.070
Next 0.25............................................               1.045
Next 1.00............................................               1.020
Over 2.00............................................               0.995


     The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, pays Columbia WAM and Batterymarch a fee out its own assets, calculated at the following annual rates on Fund assets managed by the subadvisers:

     - Columbia WAM: 0.70% on the first $150 million, reducing to 0.50% as assets increase.*

     - Batterymarch: 0.75% on the first $100 million, reducing to 0.70% as assets increase.

--------

    * The fee is calculated based on the combined net assets of the Fund and RiverSource Partners International Select Growth Fund, for which Columbia WAM also serves as subadviser.

                                          FEES PAID BY THE FUND TO   FEES PAID BY RIVERSOURCE
                                          RIVERSOURCE INVESTMENTS*     INVESTMENTS TO AIGGIC
                                          ------------------------   ------------------------
RiverSource Partners International Small
  Cap Fund (fiscal year ended
  10/31/2008)...........................         $341,467.72                $122,923.24


--------

    *  RiverSource Investments uses these fees to pay the subadvisers.

     The Batterymarch Subadvisory Agreement is unchanged as a result of this transition. Other than the different fee schedule, there are no material differences affecting the Fund or its shareholders with respect to the Columbia WAM Subadvisory Agreement, compared to the AIGGIC subadvisory agreement.

INFORMATION ABOUT COLUMBIA WAM

     Columbia WAM is an SEC-registered investment adviser and an indirect, wholly-owned subsidiary of the Bank of America. In addition to serving as investment advisor to mutual funds, Columbia WAM acts as an investment manager for other institutional accounts. As of July 31, 2009, Columbia WAM had approximately $23.4 billion in assets under management. Columbia WAM's principal offices are located at 227 West Monroe Street, Suite 3000, Chicago, IL 60606-5016.

     The following table provides information on the principal executive officers and directors of Columbia WAM.

                           TITLE AND PRINCIPAL
NAME                           OCCUPATION                          ADDRESS
----                  ----------------------------   -----------------------------------
Bruce H. Lauer......  Various to CFO, Treasurer,     227 West Monroe Street, Suite 3000,
                      Director and CCO               Chicago, IL 60606-5016
Charles P. McQuaid..  Various to President,          227 West Monroe Street, Suite 3000,
                      Director and Chief             Chicago, IL 60606-5016
                      Investment Officer
Joseph C. LaPalm....  Chief Compliance Officer       227 West Monroe Street, Suite 3000,
                                                     Chicago, IL 60606-5016
Michael A. Jones....  Director                       227 West Monroe Street, Suite 3000,
                                                     Chicago, IL 60606-5016




                                        2

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OTHER FUNDS/ACCOUNTS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY COLUMBIA WAM

                                                ASSETS
NAME                                     AS OF JULY 31, 2009          MANAGEMENT FEE
----                                     -------------------   ----------------------------
                                            (IN THOUSANDS)
Columbia Acorn International...........     $3,622,315,000     0.775%
Wanger International...................     $1,277,238,000     0.84%
RiverSource International Select Growth
  Fund ................................     $  155,244,000     0.70% on first $150 million,
                                                               reducing to 0.50%


BOARD CONSIDERATIONS

     At the June 10-11, 2009 Board meeting (June Meeting), independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of the Subadvisory Agreement between RiverSource Investments and Columbia WAM, and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved the Columbia WAM Subadvisory Agreement:

     Nature, Extent and Quality of Service Provided by Columbia WAM: The Board considered its analysis of various reports and presentations received by it or one of its committees detailing the services to be performed by Columbia WAM, as a subadviser for the Fund, as well as its history, reputation, expertise, resources and relative capabilities, and the qualifications of its personnel. The Board also considered Columbia WAM's compliance program and observed that Columbia WAM already serves as subadviser to one other fund in the RiverSource Family of Funds, RiverSource Partners International Select Growth Fund, noting that Columbia WAM's compliance program had previously been considered and adopted. The Board considered how Columbia WAM's strategy/style would complement the Fund's other subadviser. The Board also considered the financial condition of Columbia WAM and its ability to carry out its responsibilities under the Columbia WAM Subadvisory Agreement. The Board also discussed the acceptability of the terms of the Columbia WAM Subadvisory Agreement including the relatively broad scope of services required to be performed. The Board noted that the terms of the Columbia WAM Subadvisory Agreement are substantially consistent with the terms of the existing subadvisory agreement between RiverSource Investments and Columbia WAM, in place for RiverSource Partners International Select Growth Fund. Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that Columbia WAM was in a position to provide a high quality and level of service to the Fund.

     Investment Performance of Columbia WAM: For purposes of evaluating the nature, extent and quality of services provided under the Columbia WAM Subadvisory Agreement, the Board considered Columbia WAM's overall performance record in overseeing RiverSource Partners International Select Growth Fund, as well as its performance in managing portfolios with similar strategies as those proposed for the Fund. The Board accorded particular weight to the relative outperformance of Columbia WAM's international equity strategies against the S&P Global Ex-US Benchmark and the S&P Global Small Cap Index Ex-US Benchmark. The Board also considered its review of Columbia WAM at the April 2009 Board meeting (in connection with its services already provided to RiverSource Partners International Select Growth Fund).

     Costs of Services Provided: The Board reviewed the proposed level of subadvisory fees, noting that the proposed fees would be paid by RiverSource Investments and would not impact the fees paid by the Fund. The Board discussed the differences in the subadvisory fee rates applicable to the Fund's other subadviser. The Board observed that the proposed subadvisory fee level for Columbia WAM was comparable (slightly lower) to those charged by the Fund's other subadviser.

     Profitability and Economies of Scale to be Realized: The Board recognized that, because Columbia WAM's fees would be paid by RiverSource Investments and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board's consideration of the IMS Agreement, which was separately considered and renewed in its April 2009 Board meeting.


                                        3

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     Based on the foregoing, the Board, including all of the Independent
Directors, concluded that fees payable under the Columbia WAM Subadvisory Agreement were fair and reasonable in light of the extent and quality of services to be provided. In reaching this conclusion, no single factor was determinative.

     For a mutual fund managed by multiple subadvisers, such as the Fund, RiverSource Investments, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. Prior to hiring Columbia WAM, the Fund's assets were managed as follows (as of August 7, 2009):

                                                        BATTERYMARCH   AIGGIC
                                                        ------------   ------
RiverSource Partners International Small Cap Fund.....       50%         50%


     After hiring Columbia WAM, the Fund's assets were managed as follows (as of August 10, 2009):

                                                     BATTERYMARCH   COLUMBIA WAM
                                                     ------------   ------------
RiverSource Partners International Small Cap Fund..       50%            50%


ADDITIONAL INFORMATION ABOUT THE FUND

     In addition to acting as the Fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the Fund.

  ADMINISTRATOR

     Ameriprise Financial, Inc., located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as the administrator of the Fund.

  PRINCIPAL UNDERWRITER

     RiverSource Fund Distributors, Inc., located at 50611 Ameriprise Financial Center, Minneapolis, MN 55474, serves as the principal underwriter and distributor of the Fund.

  TRANSFER AGENT

     RiverSource Service Corporation, located at 734 Ameriprise Financial Center, Minneapolis, MN 55474, provides or compensates others to provide transfer agency services to the Fund.

  CUSTODIAN

     JPMorgan Chase Bank, N.A., 1 Chase Manhattan Plaza, 19th Floor, New York, NY 10005, provides custody services to the RiverSource Family of Funds.

FINANCIAL INFORMATION

     The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or calling (800) 221-2450, or via the Fund's website at www.riversource.com/funds.

RECORD OF BENEFICIAL OWNERSHIP

     For the Fund, as of July 31, 2009, clients of Charles Schwab & Co. (Charles Schwab), a brokerage firm, held 9.74% of Class A shares; MS & Co. C/F Frederick Schmidt, Lenexa, KS held 13.96% of Class C shares; RiverSource Portfolio Builder Aggressive Fund held 17.75% of Class I shares; RiverSource Portfolio Builder Moderate Fund held 24.98% of Class I shares; RiverSource Portfolio Builder Moderate Aggressive Fund held 30.50% of Class I shares; RiverSource Portfolio Builder Moderate Conservative Fund held 6.45% of Class I shares; RiverSource Portfolio Builder Total Equity Fund held 17.81% of Class I shares; Charles Schwab held 12.13% of Class R4 shares; Investors Bank and Trust, Quincy, MA held 49.02% of Class R4 shares; and Massachusetts Mutual Life Insurance Co., Springfield, MA held 36.11% of Class R4 shares.

     As of July 31, 2009, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.


                                        4

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SHAREHOLDER PROPOSALS

     The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

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S-6258-7 A   (9/09)


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                                                  (RIVERSOURCE INVESTMENTS LOGO)